Exhibit 99.3

PROFORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined balance sheet as of September 30, 2010 and statements of operations for the nine months ended September 30, 2010 and for the twelve months ended December 31, 2009 are presented below as if the reorganization had taken place on January 1, 2009. Kurrant Food Enterprises, Inc.’s fiscal year end is September 30. Zhidali Industrial Co., Ltd.’s fiscal year end is December 31. The statements of operations for Kurrant Food Enterprises, Inc. are presented for the nine months ended September 30, 2010 and for the year ended December 31, 2009 to conform to Zhidali’s fiscal year end of December 31. The pro forma combined balance sheet and statement of operations are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had the sale been consummated as of that time, nor is it intended to be a projection of future results. The unaudited pro forma results are as follows:

Zhidali Industrial Co., Ltd.
Pro Forma Combined Balance Sheet
(Unaudited)
(U.S. Dollars)

	Zhidali Industrial Co., Ltd.	Kurrant Food Enterprises, Inc.			Pro Forma Combined
	September 30, 2010	September 30, 2010	Pro Forma Adjustments		September 30, 2010

Assets
Current Assets
Cash and cash equivalents	$98,519	$7,758	$(7,758)	(1)	$98,519
Restricted cash	123,841	-	-		123,841
Due from related party	154,022	-	-		154,022
Inventories	61,227	-	-		61,227
Prepaid expenses	1,577,060	3,000	(3,000)	(1)	1,577,060
Other current assets	246,803	-	-		246,803
Total current assets	2,261,472	10,758	(10,758)		2,261,472
Property and equipment, net	1,866,070	619	(619)	(1)	1,866,070
Prepayments for fixed assets and construction-in-progress	2,859,830	-	-		2,859,830
Land use right, net	2,412,401	-	-		2,412,401
Total Assets	$9,399,773	$11,377	$(11,377)		$9,399,773

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,705,570	$1,955	$(1,955)	(1)	$1,705,570
Notes payable-banks, current portion	571,729	-	-		571,729
Notes payable-other	1,925,920	-	-		1,925,920
Land use right obligation	2,461,634	-	-		2,461,634
Due to related parties	-	97,599	(97,599)	(1)	-
Total current liabilities	6,664,853	99,554	(99,554)		6,664,853
Notes payable-banks	895,777	-	-		895,777
Total Liabilities	7,560,630	99,554	(99,554)		7,560,630

Shareholders' Equity
Common Stock	50,000	12,667	(50,000)	(2)	49,850
			47,358	(3)
			(10,175)	(4)
Additional paid-in capital	2,798,607	249,771	50,000	(2)	2,798,757
			(47,358)	(3)
			10,175	(4)
			(350,615)	(5)
			88,177	(1)
Statutory reserves	-	-	-		-
Accumulated other comprehensive income	115,664	-	-		115,664
Deficit accumulated during the development stage	(1,125,128)	(350,615)	350,615	(5)	(1,125,128)
Total shareholders' equity	1,839,143	(88,177)	88,177		1,839,143
Total Liabilities and Shareholders' Equity	$9,399,773	$11,377	$(11,377)		$9,399,773
(1)	To eliminate assets and liabilities retained by predecessor owners of Kurrant Food Enterprises, Inc.
(2)	To eliminate common stock of Zhidali Industrial Co., Ltd.
(3)	To record issuance of 47,358,327 shares of Kurrant's common stock and paid in capital for all of Zhidali’s outstanding common shares.
(4)	To record cancellation of 10,175,000 shares of Kurrant’s common stock.
(5)	To eliminate Kurrant’s accumulated deficit.

Zhidali Industrial Co. Ltd.
Pro Forma Combined Income Statement
For the Nine Months Ended September 30, 2010
(Unaudited)
(U.S. Dollars)

	Zhidali Industrial Co., Ltd.	Kurrant Food Enterprises, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$-	$2,640	$(2,640)	(1)	$-
Cost of revenue	-	-	-		-
Gross profit	-	2,640	(2,640)		-

Operating expenses:
General and administrative	641,010	23,153	(23,153)	(1)	641,010
Depreciation and amortization	107,312	4,997	(4,997)	(1)	107,312
Gain on asset disposals	-	(1,498)	1,498	(1)	-
Total operating expenses	748,322	26,652	(26,652)		748,322

Other income (expense) :
Other income	56	50,685	(50,685)	(1)	56
Interest expense	(116,277)	(6,944)	6,944	(1)	(116,277)
Income (loss) before income taxes	(864,543)	19,729	(19,729)		(864,543)
Provision for income tax	-	-	-		-

Net income (loss)	$(864,543)	$19,729	$(19,729)		$(864,543)

Other comprehensive income:
Foreign currency translation adjustment	32,671	-	-		32,671
Comprehensive income (loss)	$(831,872)	$19,729	$-		$(831,872)

Net income (loss) per common share-basic and diluted	$(17.29)				$(0.02)

Weighted average shares outstanding, basic and diluted	50,000		49,800,660		49,850,660

(1)	To eliminate Kurrant's income and expenses as the result of the elimination of assets and liabilities of Kurrant's as of January 1, 2009.

Zhidali Industrial Co. Ltd.
Pro Forma Combined Income Statement
For the Twelve Months Ended December 31, 2009
(Unaudited)
(U.S. Dollars)

	Zhidali Industrial Co., Ltd.	Kurrant Food Enterprises, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$-	$(3,824)	3,824	(1)	$-
Cost of revenue	-	-	-		-
Gross profit	-	(3,824)	3,824		-

Operating expenses:
General and administrative	177,815	30,508	(30,508)	(1)	177,815
Depreciation and amortization	12,051	8,188	(8,188)	(1)	12,051
Gain on asset disposals	-	(757)	757	(1)	-
Total operating expenses	189,866	37,939	(37,939)		189,866

Other income (expense) :
Other income	348	8,350	(8,350)	(1)	348
Interest expense	(25,496)	(11,768)	11,768	(1)	(25,496)
Loss before income taxes	(215,014)	(45,181)	45,181		(215,014)
Provision for income taxes	-	-	-		-

Net loss	$(215,014)	$(45,181)	45,181		$(215,014)

Other comprehensive income
Foreign currency translation adjustment	3,470	-	-		3,470
Comprehensive loss	$(211,544)	$(45,181)	$45,181		$(211,544)

Net loss per common share-basic and diluted	$(4.30)				$(0.00)
Weighted average common shares outstanding, basic and diluted	50,000		49,800,660		49,850,660

(1)	To eliminate Kurrant's income and expenses as the result of the elimination of assets and liabilities of Kurrant's as of January 1, 2009.